EXHIBIT 99.1

Berkshire Hills Announces Hiring of Veteran Connecticut Banking Professional Jeffrey Klaus as Regional President for Southern CT

BOSTON – September 7, 2021 – Berkshire Hills Bancorp, Inc. (NYSE: BHLB) the parent company of Berkshire Bank, announced that the Bank has hired Jeffrey Klaus as SVP, Regional President & Middle Market Team Leader in Southern Connecticut, based in New Haven. Berkshire Bank is a socially responsible community-dedicated bank with locations in New England and New York.

"Adding values-guided, community-dedicated bankers to drive organic growth is essential to the success of Berkshire’s Exciting Strategic Transformation (BEST). Hiring successful community bankers like Jeff is key to our franchise growth at Berkshire Bank," said CEO Nitin Mhatre. "We have aligned the organization to reflect our mission to become the community bank of choice. With Jeff's deep ties to the local financial and civic communities and knowledge of the banking industry and local market, he will play a critical role in further expanding the Berkshire brand and client portfolio in Southern Connecticut."

Jeffrey Klaus is a seasoned banking professional with over 30 years of experience in the Connecticut banking industry. Klaus will lead the middle-market regional banking teams and have primary responsibility for new business originations, management of commercial banking relationships, and building deeper community connections in the Southern Connecticut market.

"This is an exciting time to be joining Berkshire Bank," Klaus said. "We are poised for growth and ready to take maximum advantage of the opportunities at play. I look forward to building on the current momentum and furthering our commitment to delivering a best-in-class customer experience, robust financial solutions, and enhancing our community impact."

Prior to his appointment at Berkshire Bank, he served as Regional President at Webster Bank. He has also held roles as market president at Bank of America and Fleet Bank and worked in commercial banking roles throughout Connecticut and in New York City. Jeffrey is recognized as a long-time volunteer and community advocate having served on numerous business and not-for-profit boards with a particular focus on improving urban public education. Currently, Jeff serves as the Chairman of the Greater New Haven Chamber of Commerce. He is a graduate of Rutgers College; and has an M.B.A. from the University of Connecticut.

ABOUT BERKSHIRE HILLS BANCORP
Berkshire Hills Bancorp is the parent of Berkshire Bank, which is transforming what it means to bank its neighbors socially, humanly, and digitally to empower the financial potential of people, families, and businesses in its communities as it pursues its vision of being the leading socially responsible omni-channel community bank in the markets it serves. Berkshire Bank provides business and consumer banking, mortgage, wealth management, and investment services. Headquartered in Boston, Berkshire has approximately $11.7 billion in assets and operates 107 branch offices in New England and New York, and is a member of the Bloomberg Gender-Equality Index. To learn more, call 800-773-5601 or follow us on Facebook, Twitter, Instagram, and LinkedIn.

FORWARD-LOOKING STATEMENTS
This document contains “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. You can identify these statements from the use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions. There are many factors that could cause actual results to differ significantly from expectations described in the forward-looking statements. For a discussion of such factors, please see Berkshire’s most recent reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission and available on the SEC’s website at www.sec.gov.  Accordingly, you should not place undue reliance on forward-looking statements, which reflect our expectations only as of the date of this document. Berkshire does not undertake any obligation to update forward-looking statements.
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CONTACTS
Investor Relations Contacts
Kevin Conn, SVP, Investor Relations & Corporate Development
Email: KAConn@berkshirebank.com
Tel: (617) 641-9206

David Gonci, Capital Markets Director
Email: dgonci@berkshirebank.com
Tel: (413) 281-1973

Media Contact:
Gary Levante, SVP, Corporate Responsibility & Communications
Email: glevante@berkshirebank.com
Tel: (413) 447-1737